Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mettler-Toledo International Inc. of our report dated February 8, 2021 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Mettler-Toledo International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Columbus, Ohio
July 30, 2021